EXHIBIT 21
SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY
Gutwein & Co., Inc., an Indiana corporation
Scotts Global Investments, Inc., a Delaware corporation
Scotts Switzerland Holdings, SA (Switzerland)
SMG Brands, Inc., a Delaware corporation
SMG Growing Media, Inc., an Ohio corporation
Rod McLellan Company, a California corporation
SMGM LLC, an Ohio limited liability company
The Scotts Company LLC, an Ohio limited liability company
EG Systems, Inc., dba Scotts LawnService, an Indiana corporation
Hyponex Corporation, a Delaware corporation
OMS Investments, Inc., a Delaware corporation
Scotts Temecula Operations, LLC, a Delaware limited liability company
Sanford Scientific, Inc., a New York corporation
Scotts Global Services, Inc., an Ohio corporation
Scotts Manufacturing Company, a Delaware corporation
Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico)1
Scotts Professional Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico)2
Scotts-Sierra Horticultural Products Company, a California corporation
Scotts-Sierra Crop Protection Company, a California corporation
Scotts-Sierra Investments, Inc., a Delaware corporation
ASEF BV (Netherlands)
Scotts Australia Pty Ltd. (Australia)
Scotts Benelux BVBA (Belgium)3
Scotts Canada Ltd. (Canada)
Scotts Czech s.r.o. (Czech Republic)
Scotts de Mexico SA de CV (Mexico)
Scotts France Holdings SARL (France)
Scotts France SARL (France)4
Scotts France SAS (France)5
Scotts Holding GmbH (Germany)
Scotts Celaflor GmbH & Co. KG (Germany)
Scotts Celaflor HGmbH (Austria)
Scotts Holdings Limited (United Kingdom)
Levington Group Ltd. (United Kingdom)

[1]	Not wholly-owned, Scotts Professional Products Co. owns 50%

[2]	Not wholly-owned, Scotts Products Co. owns 50%

[3]	Not wholly-owned, OMS Investments, Inc. owns .01%

[4]	Not wholly-owned, Scotts Holdings Ltd. owns .01%

[5]	Not wholly-owned, Scotts France SARL owns .01%

The Scotts Company (UK) Ltd. (United Kingdom)
The Scotts Company (Manufacturing) Ltd. (United Kingdom)
Humax Horticulture Ltd. (UK)
OM Scott International Investments Ltd. (United Kingdom)
Scotts International B.V. (Netherlands)
Scotts Deutschland GmbH (Germany)
Scott O.M. España, S.A. (Spain)
Scotts Italia S.r.l. (Italy)6
Scotts Horticulture Ltd. (Ireland)
Scotts Hungary KFT (Hungary)7
Scotts PBG Malaysia Sdn. Bhd. (Malaysia)
Scotts Poland Sp.z.o.o. (Poland)
Scotts Sweden AB (Sweden)
The Scotts Company (Nordic) A/S (Denmark)
The Scotts Company Italia S.r.l. (Italy)
The Scotts Company Kenya Ltd. (Kenya)
Turf-Seed Europe (Ireland)8
Smith & Hawken, Ltd., a Delaware corporation
Swiss Farms Products, Inc., a Delaware corporation

[6]	Not wholly-owned, James Hagedorn owns .05%

[7]	Not wholly-owned, OMS Investments, Inc. owns 3%

[8]	Not wholly-owned, Owned 51% by Tempoverde, Srl.